UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 14, 2006 (Date of earliest event reported)
Deltron, Inc. (Exact name of registrant as specified in its charter)

NV (State or other jurisdiction of incorporation)	333-130197 (Commission File Number)	86-1147933 (IRS Employer Identification Number)

Sabana Oeste, Restaurante Princessa Marina, 100 Metros Oeste S.N.B. Abogados, San Jose, Republic de Costa Rica (Address of principal executive offices)
011-506-290-4886 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financials Statements

Item 4.01 Changes in Registrant's Certifying Accountant

a. On September 14, 2006, the Company's independent accountants, Staley Okada and Partners were dismissed from their position as accountants for the Company. The accountant's report for the period from September 14, 2005 (date of inception) through September 30, 2005, and the interim periods from September 30, 2005 through June 30, 2006, did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, except that the auditor's report was modified for an uncertainty regarding the ability of the Company to continue as a going concern. During the Company's period of operation, from inception, September 14, 2005 to the year ended September 30, 2005, and through June 30, 2006, there were no disagreements with the former independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Board of Directors approved a change in accountants on September 14, 2006. The Company has provided a copy of the disclosures made in this Form 8-K to the former accountant no later than the day of filing with the SEC, and has requested that the accountant furnish a letter addressed to the Commission stating whether it agrees with the statements made herein, and if not, stating the respects in which it does not agree. Said letter will be attached as an exhibit to this filing upon receipt, or an amendment thereof.

b. On September 15, 2006, the Company retained the services of Moore & Associates, Chartered, as independent accountants for the Company. The Company did not consult with the new accountants prior to this date regarding the application of accounting principles or the type of audit that might be rendered on its financial statements.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 19 September, 2006	DELTRON, INC. By: /s/ Shawn Phillips Shawn Phillips, President